UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant   [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss. 240.14a-12

                                    XOMA Ltd.
                                    ---------
                (Name of Registrant as Specified In Its Charter)

                      -------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment  of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set for the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
     2) Form, Schedule of Registration Statement No.:
     3) Filing Party:
     4) Date Filed:

                                   (XOMA LOGO)

                                    XOMA LTD.
                               2910 Seventh Street
                           Berkeley, California 94710
                                 (510) 644-1170




                                 April 24, 2000

To Our Shareholders:

     You are cordially invited to attend the annual general meeting of shareholders of XOMA Ltd. on May 31, 2000 at 9:00 a.m. local time, which will be held at The Claremont Hotel, Ashby and Domingo Avenues, Berkeley, California.

     Details of business to be conducted at the annual meeting are provided in the enclosed Notice of Annual General Meeting of Shareholders and Proxy Statement. Also enclosed for your information is a copy of our Annual Report to Shareholders for 1999. Some of our shareholders will be accessing these materials and voting through the Internet and may not be receiving a paper proxy card by mail.

     We hope that you will attend the annual meeting. In any event, please promptly sign, date and return the enclosed proxy in the accompanying reply envelope or vote by telephone or through the Internet.

                                                Sincerely yours,



                                                John L. Castello
                                                Chairman of the Board,
                                                President and
                                                Chief Executive Officer
Enclosures

                                    XOMA LTD.
                                 ---------------

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                     TO BE HELD AT 9:00 A.M. ON MAY 31, 2000
                                 ---------------


To the Shareholders of XOMA Ltd.:

     Notice is hereby given that the annual general meeting of shareholders of XOMA Ltd. (the "Company") will be held at The Claremont Hotel, Ashby and Domingo Avenues, Berkeley, California, on May 31, 2000, at 9:00 a.m. local time, for the following purposes:

     1. To elect directors;

     2. To ratify the appointment by the Company's Board of Directors of Ernst & Young LLP to act as the Company's independent auditors for the 2000 fiscal year and authorize the Board to agree to such auditors' fee;

     3. To receive the Company's audited financial statements for the 1999 fiscal year;

     4. To approve changes to the manner in which the Company conducts itself in order to make such conduct more consistent with its conduct when the Company was a U.S. corporation by:

          a. amending the Company's Bye-laws with respect to (i) when during a shareholders meeting a quorum is to be established, (ii) the manner of tabulating votes on matters requiring approval of a simple majority, (iii) the Company's ability to postpone or cancel general meetings of shareholders and (iv) the Board's ability to set a maximum on its own size and fill seats up to that maximum;

          b. authorizing the Board to fill unfilled seats from time to time; and

          c. reducing the Company's share premium account under Bermuda law; and

     5. To consider and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 3, 2000, as the record date for the determination of shareholders entitled to notice of, and to vote at, this meeting and at any adjournment or postponement thereof.

                                     By Order of the Board of Directors



                                     Christopher J. Margolin
                                    Secretary
April 24, 2000
Berkeley, California


                             YOUR VOTE IS IMPORTANT

-------------------------------------------------------------------------------

     You are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, please promptly mark, sign and date the enclosed proxy and mail it in the accompanying postage pre-paid envelope or vote by telephone or through the Internet.

-------------------------------------------------------------------------------

                                    XOMA LTD.
                                  ------------

                                 PROXY STATEMENT

                                  ------------



TO THE SHAREHOLDERS:

     The enclosed proxy is solicited on behalf of the Board of Directors of XOMA Ltd., a company organized under the laws of Bermuda ("XOMA" or the "Company"), for use at the annual general meeting of shareholders to be held at The Claremont Hotel, Ashby and Domingo Avenues, Berkeley, California, on May 31, 2000, at 9:00 a.m. local time, or any adjournment or postponement thereof, at which shareholders of record on April 3, 2000 will be entitled to vote. On April 3, 2000, the Company had issued and outstanding 65,168,096 common shares, par value US$.0005 per share ("Common Shares"). Holders of Common Shares are entitled to one vote for each share held.

     All registered shareholders can vote by paper proxy or by telephone by following the instructions included with their proxy card. Shareholders whose Common Shares are registered in the name of a bank or brokerage firm should follow the instructions provided by their bank or brokerage firm on voting their shares. Shareholders whose Common Shares are registered in the name of a bank or brokerage firm participating in the ADP Investor Communication Services online program may vote electronically through the Internet. Instruction forms will be provided to shareholders whose bank or brokerage firm is participating in ADP's program. Signing and returning the proxy card or submitting the proxy by telephone or through the Internet does not affect the right to vote in person at the annual meeting.

     In the case of registered shareholders, a proxy may be revoked at any time prior to its exercise by (a) giving written notice of such revocation to the Secretary of the Company at the Company's principal office, 2910 Seventh Street, Berkeley, California 94710, (b) appearing and voting in person at the annual meeting, (c) properly completing and executing a later-dated proxy and delivering it to the Company at or before the annual meeting or (d) retransmitting a subsequent proxy by telephone before the annual meeting. Presence without voting at the annual meeting will not automatically revoke a proxy, and any revocation during the meeting will not affect votes previously taken. Shareholders whose Common Shares are registered in the name of a bank or brokerage firm should follow the instructions provided by their bank or brokerage firm on revoking their previously voted shares. Abstentions and broker non-votes are each included in the number of shares present and voting for purposes of establishing a quorum and are both counted for purposes of determining whether a proposal presented to shareholders has been approved.

     The Company will bear the entire cost of solicitation, including preparation, assembly, printing, and mailing of this proxy statement, the proxy card, and any additional material furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding in their names shares that are beneficially owned by others to forward to such beneficial owners. The solicitation of proxies may be supplemented by one or more of telephone, telegram, or personal solicitation by directors, officers, or employees of the Company for no additional compensation. Except as described above, the Company does not intend to solicit proxies other than by mail and through the Internet. Shareholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

     The Company intends to mail this proxy statement and make it available on the Internet on or about April 24, 2000.

                                 SHARE OWNERSHIP

     The following table sets forth as of April 3, 2000, certain information regarding all shareholders known by the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Shares and regarding each director, each executive officer and all directors and current executive officers as a group, together with the approximate percentages of outstanding Common Shares owned by each of them. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                                    Number of                   Percentage of
                                                                  Common Shares                 Common Shares
                Name of Beneficial Owner                       Beneficially Owned             Beneficially Owned
James G. Andress(1)...................................                 26,000                         *
William K. Bowes, Jr.(2)..............................                 60,069                         *
John L. Castello(3)...................................                797,000                        1.2
Peter B. Davis(4).....................................                183,357                         *
Clarence L. Dellio(5).................................                206,143                         *
Arthur Kornberg, M.D.(6)..............................                 40,000                         *
Christopher J. Margolin(7)............................                174,680                         *
Steven C. Mendell(8)..................................                 61,000                         *
Patrick J. Scannon, M.D., Ph.D.(9)....................                521,139                         *
W. Denman Van Ness(10)................................                 62,931                         *



                                                                         -3-

All executive officers
  and directors as a
  group (10 persons)(11)..............................              2,132,319                        3.3

---------------------

*       Indicates less than 1%.

(1) Represents 26,000 shares issuable upon the exercise of options exercisable as of 60 days after the record date.

(2) Includes 30,000 shares issuable upon the exercise of options exercisable as of 60 days after the record date.

(3) Includes 719,000 shares issuable upon the exercise of options exercisable as of 60 days after the record date. Does not include 8,707 shares which have vested pursuant to the Company's Deferred Savings Plan.

(4) Includes 156,498 shares issuable upon the exercise of options exercisable as of 60 days after the record date. Does not include 6,676 shares which have vested pursuant to the Company's Deferred Savings Plan.

(5) Includes 127,302 shares issuable upon the exercise of options exercisable as of 60 days after the record date. Does not include 9,338 shares which have vested pursuant to the Company's Deferred Savings Plan.

(6) Includes 30,000 shares issuable upon the exercise of options exercisable as of 60 days after the record date.

(7) Includes 158,165 shares issuable upon the exercise of options exercisable as of 60 days after the record date. Does not include 8,874 shares which have vested pursuant to the Company's Deferred Savings Plan.

(8) Includes 19,000 shares issuable upon the exercise of options exercisable as of 60 days after the record date. Does not include 631 shares which have vested pursuant to the Company's Deferred Savings Plan and are now held in a rollover IRA account.

(9) Includes 432,000 shares issuable upon the exercise of options exercisable as of 60 days after the record date. Does not include 9,338 shares which have vested pursuant to the Company's Deferred Savings Plan.

(10) Includes 32,481 shares held by The Van Ness 1983 Revocable Trust, of which Mr. Van Ness is a trustee. Also includes 450 shares held by various trusts of which Mr. Van Ness may be deemed the beneficial owner. Mr. Van Ness disclaims such beneficial ownership. Includes 30,000 shares issuable upon the exercise of options exercisable as of 60 days after the record date.

(11) Includes 1,727,965 shares issuable upon exercise of options exercisable as of 60 days after the record date. Does not include 43,564 shares which have vested pursuant to the Company's Deferred Savings Plan.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation of the named executive officers for the last three completed fiscal years of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                                   Long-Term
                                              Annual Compensation                Compensation
                                                                                  Securities
                                                                    Other Annual  Underlying   All Other
Name and Principal Position                  Salary     Bonus       Compensation   Options    Compensation
                                 Year        ($)        ($)(1)         ($)(2)        (#)         ($)(3)
---------------------------      ----        --------   ----------    ---------    --------    -----------
John L. Castello                 1999        $500,000       N/A        $5,944      50,000        $29,039
   (Chairman of the              1998        $500,000   ----------    $18,537      50,000        $30,722
                                                            N/A
  Board, President and           1997        $500,000       N/A          $878      60,000        $30,472
  Chief Executive Officer)

Patrick J. Scannon, M.D., Ph.D.  1999        $320,000     $62,926          $0      30,000        $15,018
                                 1998        $310,000     $62,199     $13,173      25,000        $17,158
  (Chief Scientific and          1997        $310,000     $46,714      $1,000      30,000        $17,421
  Medical Officer)

Clarence L. Dellio               1999        $253,000     $49,598      $9,731      35,000         $6,687
    (Senior Vice President,      1998        $243,000     $49,972      $9,346      25,000         $7,281
  Operations)                    1997        $233,000     $38,133          $0      30,000         $7,056

Peter B. Davis                   1999        $230,000     $40,950          $0      45,000         $6,491
  (Vice President,               1998        $220,000     $42,596          $0      25,000         $7,016
  Finance and Chief              1997        $210,000     $37,364          $0      30,000         $6,788
  Financial Officer)

Christopher J. Margolin          1999        $230,000     $49,816      $8,846      45,000         $6,491
  (Vice President,               1998        $220,000     $45,084      $8,462      25,000         $7,016
  General Counsel and            1997        $210,000     $34,606      $8,077      30,000         $6,788
  Secretary)

----------------------

(1) Each amount in this column for 1999, 1998 and 1997 represents awards under the Company's Management Incentive Compensation Plan in the following amounts: Dr. Scannon - $16,246 and 2,849 Common Shares in 1999 (relating to performance in 1998); $15,306 in each of 1999 and 1998 and 1,917 Common Shares in 1998 (relating to performance in 1997); $15,128 in each of 1999, 1998 and 1997 and 1,537 Common Shares in 1997 (relating to performance in 1996); $16,459 in each of 1998 and 1997 (relating to performance in 1995); Mr. Dellio - $13,444 and 2,357 Common Shares in 1999 (relating to performance in 1998); $11,522 in each of 1999 and 1998 and 1,443 Common Shares in 1998 (relating to performance in 1997); $11,189 in each of 1999, 1998 and 1997 and 943 Common Shares in 1997 (relating to performance in 1996); 1,500 Common Shares in each of 1998 and 1997 (relating to performance in 1995); Mr. Davis - $11,849 and 1,873 Common Shares in 1999 (relating to performance in 1998); $10,763 in each of 1999 and 1998 and 1,216 Common Shares in 1998 (relating to performance in 1997); 959 Common Shares in each of 1999, 1998 and 1997 and $11,435 in 1997 (relating to performance in 1996); 1,211 Common Shares in each of 1998 and 1997 (relating to performance in 1995); Mr. Margolin - $13,215 and 2,317 Common Shares in 1999 (relating to performance in 1998); $11,288 in each of 1999 and 1998 and 1,366 Common Shares in 1998 (relating to performance in 1997); $12,098 in each of 1999, 1998 and 1997 and 956 Common Shares in 1997 (relating to performance in 1996); $10,411 in each of 1998 and 1997 (relating to performance in 1995).

(2) Mr. Castello's amounts in this column for 1999, 1998 and 1997 include financial services provided to Mr. Castello in the amount of $3,666, $5,588 and $567, respectively. The balance of Mr. Castello's and all of Mr. Dellio's and Mr. Margolin's amounts in this column for 1999, the balance of Mr. Castello's and all of Dr. Scannon's, Mr. Dellio's and Mr. Margolin's amounts in this column for 1998 and Mr. Margolin's amount in this column for 1997 represent cash payments in lieu of earned vacation.

(3) Each amount in this column for 1999, 1998 and 1997 includes 1,681, 1,584 and 881, respectively, of the Company's Common Shares contributed to the accounts of Mr. Castello, Dr. Scannon, Mr. Dellio, Mr. Davis and Mr. Margolin under the Company's Deferred Savings Plan, valued at fiscal year-end formula prices of $2.975, $3.16 and $5.39, respectively, per share. Amounts for 1999, 1998 and 1997 also include group term life insurance premiums in the following amounts: Mr. Castello -- $6,039 for 1999 and $7,722 for each of 1998 and 1997; Dr. Scannon -- $2,343 for
        1999, $3,168 for 1998 and $3,203 for 1997; Mr. Dellio--$1,687 for 1999,
        $2,281 for 1998 and $2,306 for 1997; Mr. Davis--$1,491 for 1999, $2,016
        for 1998 and $2,038 for 1997; and Mr. Margolin--$1,491 for 1999, $2,016
        for 1998 and $2,038 for 1997. Dr. Scannon's amounts for 1999, 1998 and 1997 include $7,675, $8,990 and $9,468, respectively, which represent the difference between (i) the amount of interest Dr. Scannon would have been required to pay in interest for each such year had the loan made to him by the Company pursuant to his employment agreement been made at the then-prevailing market rate and (ii) the amount of interest payable on the loan for each such year in accordance with its terms. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

     The following table contains information concerning the grant of options under the Company's option plans to the named executive officers as of the end of the last completed fiscal year of the Company. No share appreciation rights ("SARs") were granted during the last fiscal year and none were held at the end of the fiscal year.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                    Individual Grants

                                                                                                    Potential Realized Value
                                     Number of     % of Total                                       of Assumed Annual Rates of
                                    Securities       Options                                         Share Price Appreciation
                                    Underlying       Granted      Exercise                            For Option Term (1)
                                      Options       to Employees     or
Name                                  Granted       In Fiscal     Base Price      Expiration   0%           5%         10%
                                        (#)             Year       ($/Sh)            Date      ($)         ($)         ($)

John L. Castello.......               50,000          8.3%              $3.5625     2/24/09     0      $112,022       $238,885
Patrick J. Scannon, M.D., Ph.D.
 .................                     30,000          4.8%              $3.5625     2/24/09     0      $ 67,213       $170,331
Clarence L. Dellio.....               35,000          5.0%              $3.5625     2/24/09     0      $ 78,415       $198,720
Peter B. Davis.........               35,000          5.0%              $3.5625     2/24/09     0      $ 78,415       $198,720
                                      10,000          1.7%              $7.50       7/13/09     0      $ 47,167       $119,531
Christopher J. Margolin               35,000          5.0%              $3.5625     2/24/09     0      $ 78,415       $198,720
                                      10,000          1.7%              $7.50       7/13/09     0      $ 47,167       $119,531

---------------------

(1) The amounts set forth in the three columns represent hypothetical gains that might be achieved by the optionees if the respective options are exercised at the end of their ten-year option terms. These gains are based on assumed rates of share price appreciation of 0%, 5% and 10% compounded annually from the dates the respective options were granted. The 0% appreciation column is included because the options were granted with exercise prices equal to the market price of the underlying Common Shares on the date of grant, and thus will have no value unless the Company's share price increases above the exercise prices as a result of actions by the executives that improve the Company's performance and/or other factors affecting such price.

     The following table sets forth information with respect to the named executive officers concerning the exercise of options during the last completed fiscal year of the Company and unexercised options held as of the end of the fiscal year. No SARs were exercised during the last fiscal year and none were held at the end of the fiscal year.

     AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                 Shares
                                Acquired                            Number of Securities              Value of Unexercised
                                   On        Value                Underlying Unexercised            In-the-Money Options at
                                Exercise    Realized              Options at FY-End (1)                  FY-End ($)(1)
Name                            (#)            ($)           Exercisable   Unexercisable        Exercisable    Unexercisable

John L. Castello.......             --             --            697,332       112,668         $270,833          $1,042
Patrick J. Scannon M.D.,
Ph.D..................              --             --            418,687        66,333         $157,292           $ 521
Clarence L. Dellio.....             --             --            188,972        70,666         $ 58,696           $ 521
Peter B. Davis.........             --             --            143,167        76,833         $ 41,354           $ 521
Christopher J. Margolin             --             --            163,167        76,833         $ 50,104           $ 521
-------------------------


(1) The amounts listed in the two columns are based on the closing price per share of $3.00 on December 31, 1999, as reported on the Nasdaq National Market, less the applicable option exercise prices.

               Employment Contracts and Termination of Employment
                       and Change-in-Control Arrangements

     The Company has entered into an employment agreement with Mr. Castello, dated as of April 29, 1992, that provides for his employment as President and Chief Executive Officer at a salary of $500,000 per year. Under this agreement, Mr. Castello also receives all standard Company employee benefits and supplemental life insurance for the amount that an annual premium of $18,000 provides. The agreement also provides for a grant of options for 500,000 Common Shares under the Company's 1981 Share Option Plan, which was made in 1992.

     Mr. Castello's employment may be terminated, with or without cause, at the will of either party. If terminated by the Company for any reason other than due cause or by Mr. Castello for good reason, Mr. Castello must be paid his then current base salary and benefits for one year. If terminated for due cause, he is entitled to no further compensation. Good reason includes, in the context of a change of control, the assignment to Mr. Castello of duties inconsistent with his prior duties; his removal from, or failure to re-elect him to, any position he held immediately prior to the change in control; any termination by the Company within three years of the change of control other than for due cause or upon disability or death; a good faith determination by Mr. Castello that changes in circumstances resulting from the change in control leave him substantially unable to perform his duties, after notice; the failure of the Company's successor or the transferee of its assets or business to assume its obligations under the agreement; or, a significant relocation of the Company's executive offices. Good reason also includes any reduction in base pay or benefits or any breach of the agreement by the Company.

     The Company has entered into an employment agreement with Dr. Scannon, dated as of March 26, 2000, that provides for his employment as Chief Scientific and Medical Officer at a salary of $330,000 per year. Under this agreement, Dr. Scannon is entitled to participate in any benefit plan for which key executives of the Company are eligible, including the Management Incentive Compensation Plan. The agreement also provides for a one-year loan to Dr. Scannon in the amount of $192,548.09, bearing interest at 6% per annum and secured by a pledge of certain of the Company's Common Shares. The loan was originally made to Dr. Scannon in 1993, has been extended for seven additional years, and $207,141 in principal and interest payments have been received by the Company to date. The loan will become payable on demand in the event of any early termination of Dr. Scannon's employment. Upon termination of his employment for any reason other than cause, or upon resignation, Dr. Scannon must be paid his then current base salary and benefits for one year.

     The Company has entered into an employment agreement with Mr. Davis dated as of April 1, 1994 that provides for his employment as Chief Financial Officer at a salary of $200,000 per year. Under this agreement, Mr. Davis received a one-time transition allowance in the amount of $35,000 and is entitled to participate in any benefit plan for which executives of the Company are eligible. In addition, the agreement provides for a grant of options for 60,000 Common Shares under the Company's 1981 Share Option Plan, which was made in 1994, as well as participation in the Management Incentive Compensation Plan. Mr. Davis' employment agreement provides no additional compensation in the event of a change of control but provides a minimum severance amount equal to six months of base salary at the time of termination.

Compensation Committee Report on Executive Compensation

     The Company's compensation program for officers (including the named executive officers) is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is composed of two non-employee directors. Following review and approval by the Committee, all issues pertaining to officer compensation are submitted to the full Board of Directors for approval. The primary objectives of the Company's compensation program are to enable the Company to attract, motivate and retain outstanding individuals and align their success with that of the Company's shareholders through the creation of shareholder value and achievement of strategic corporate objectives.

     The level of compensation paid to an officer is determined on the basis of the individual's overall experience, responsibility, performance and compensation level in his or her prior position (for newly hired officers), the individual's overall performance and compensation level at the Company during the prior year (for current employees), the compensation levels of similarly situated individuals in the pharmaceutical and biotechnology industries (including, but not limited to, the biotechnology companies included in the Dow Jones Medical and Biotechnology Index) and other labor markets in which the Company competes for employees, the performance of the Company's Common Shares during the prior fiscal year and such other factors as may be appropriately considered by the Board of Directors, by the Committee and by management in making its initial proposals to the Committee.

     Mr. Castello's compensation for 1999 was determined after considering the general factors described above and the terms of his existing employment contract. In 1992, the Committee approved, and recommended that the Board approve, the terms of Mr. Castello's employment contract, as more fully described under "Employment Contracts and Termination of Employment and Change-in-Control Arrangements," because it felt that the terms thereof were necessary in order to attract a candidate of Mr. Castello's experience and reputation in the pharmaceutical industry, which in turn was deemed necessary in order to enable the Company to advance toward its long-range goal of becoming a pharmaceutical company with commercially viable products. Mr. Castello has not received a salary increase since his employment contract was executed in 1992.

     The principal methods for long-term incentive compensation are the Company's 1981 Share Option Plan (the "1981 Option Plan") and Restricted Share Plan (the "Restricted Plan"), and compensation thereunder principally takes the form of incentive and non-qualified option grants. These grants are designed to promote the convergence of long-term interests between the Company's key employees and its sharehold-ers; specifically, the value of options granted will increase or decrease with the value of the Company's Common Shares. In this manner, key individuals are rewarded commensurately with increases in shareholder value. These grants also typically include a 5-year vesting period to encourage continued employment. The size of a particular option grant is determined based on the individual's position with and contribution to the Company. For grants during 1999, the number of options granted were determined based on the numbers of options granted to such individuals in the previous fiscal year, the aggregate number of options held by each such individual, the number of options granted to similarly situated individuals in the pharmaceutical and biotechnology industries, the price of the Company's Common Shares relative to other companies in such industries and the resulting relative value of such options; no specific measures of corporate performance were considered.

     Certain employees are also compensated through the Management Incentive Compensation Plan established effective July 1, 1993 (as amended, the "Incentive Plan"), in which management employees (other than the Chief Executive Officer), as well as certain additional discretionary participants chosen by the Chief Executive Officer, are eligible to participate. Under the Incentive Plan, at the beginning of each fiscal year, the Board of Directors (with advice from the Committee) establishes a target incentive compensation pool, which is then adjusted at year-end to reflect the Company's performance in achieving its corporate objectives.

     After each fiscal year, the Board of Directors and the Committee make a determination as to the performance of the Company and Incentive Plan participants in meeting corporate objectives and individual objectives, which are determined from time to time by the Board of Directors in its sole discretion and which included for 1999: a target level of cash at year end; generation of current income; progress toward strategic alliances, potential partnerships or financing arrangements; and various objectives tied to development of the Company's product lines. Awards to Incentive Plan participants vary depending upon the level of achievement of corporate objectives, the size of the incentive compensation pool and the Incentive Plan participants' base salaries and performance during the fiscal year as well as their expected ongoing contribution to the Company. The Company must meet a minimum percentage of its corporate objectives (currently 70%) before any awards are made under the Incentive Plan.

     Awards under the Incentive Plan vest over a three-year period with 50% of each award payable on a date to be determined, expected to be in February or March of the following fiscal year, and 25% payable on each of the next two annual distribution dates, so long as the Incentive Plan participant continues to participate in the Incentive Plan. The portion payable on the first distribution date is payable 50% in cash and 50% in Common Shares (based on a 10-day average market price). Incentive Plan participants must choose prior to the end of the first year of the three-year period whether the balance is to be paid in cash or Common Shares. All share issuances under the Incentive Plan are made pursuant to the Restricted Plan.

     For 1999, the Committee and the Board of Directors determined that management had met a percentage of the corporate objectives summarized above in excess of the 70% minimum required by the Incentive Plan in order to make awards thereunder. In 1999, 32 individuals were eligible to participate in the Incentive Plan, including all of the executive officers named in the "Summary Compensation Table" above other than Mr. Castello.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits the deductible amount of annual compensation paid to certain individual executive officers (i.e., the chief executive officer and the four other most highly compensated executive officers of the Company) to no more than $1 million. However, qualifying performance-based compensation will be excluded from the $1 million cap on deductibility, and the Committee believes, based on information currently available, that the Company's options issued to its executive officers qualify for this exclusion. Considering the current structure of executive officer compensation and the availability of deferral opportunities, the Committee believes that the Company will not be denied any significant tax deduction for 2000. The Committee will continue to review tax consequences as well as other relevant considerations in connection with compensation decisions.

                                                 William K. Bowes, Jr.
                                                 W. Denman Van Ness

Performance Graph

     Comparison of Five Year Cumulative Total Return Among XOMA, Nasdaq Composite Index and DJ Medical Biotech Index


         As of        XOMA            Nasdaq         Dow Jones Medical
     December 31,     Ltd.        Composite Index    and Biotechnology
         1994         100               100                 100
         1995        130.23           139.92               170.68
         1996        190.70           171.69               180.55
         1997        206.98           208.83               232.37
         1998        118.60           291.60               315.77
         1999        111.63           541.16               432.81


     The comparison assumes $100 invested on December 31, 1994 in the Company's Common Shares, the Nasdaq Composite Index, and the Dow Jones Medical and Biotechnology Index (weighted). Total return assumes reinvestment of dividends although the Company has never paid cash dividends. Returns for the Company are not necessarily indicative of future performance.

                         ITEM 1 - ELECTION OF DIRECTORS

     The Company's directors are elected annually to serve until the next annual meeting of shareholders and until their successors are elected, or until their death, resignation or removal. The nominees for the Board of Directors are set forth below. Unless otherwise instructed, the proxy holders will vote all proxies received by them in the accompanying form for the nominees for directors listed below. In the event any nominee should become unavailable for election due to an unexpected occurrence, the proxies will be voted for any such substitute nominee as may be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any of the nominees listed below will be unable to serve. The seven candidates receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected as directors of the Company.

NOMINEES TO BOARD OF DIRECTORS

          Name                                  Title                              Age

John L. Castello                       Chairman of the Board,                      63
                                            President and
                                            Chief Executive Officer
Patrick J. Scannon, M.D., Ph.D.        Chief Scientific and Medical Officer and    52
                                            Director
James G. Andress                       Director                                    61
Williams K. Bowes, Jr.                 Director                                    73
Arthur Kornberg, M.D.                  Director                                    82
Steven C. Mendell                      Director                                    58
W. Denman Van Ness                     Director                                    57



     Mr. Castello became Chairman of the Board, President and Chief Executive Officer in March 1993. From April 1992 to March 1993, Mr. Castello was President, Chief Executive Officer and a director. Mr. Castello was President and Chief Operating Officer of the Ares Serono Group from 1988 to 1991 and prior to that was President of the Serono Diagnostics Division from 1986 to 1988. Ares Serono is known in the United States for fertility drugs, and it is also the manufacturer of a bioengineered human growth hormone which is marketed primarily outside of the United States. Mr. Castello previously held senior management positions at Amersham International PLC and Abbott Laboratories. Mr. Castello is also a director of Cholestech Corporation, which is engaged in the business of developing products for the diagnostic measurement of cholesterol and other blood components.

     Dr. Scannon is one of the founders of the Company and has served as a director since its formation. Dr. Scannon became Chief Scientific and Medical Officer in March 1993. He served as President of the Company from its formation until April 1992 and as Vice Chair-man, Scientific and Medical Affairs from April 1992 to March 1993. In 1998, Dr. Scannon also became a director of NanoLogics, Inc., a software company. From 1979 until 1981, Dr. Scannon was a clinical research scientist at the Letterman Army Institute of Research in San Francisco. A Board-certified internist, Dr. Scannon holds a Ph.D. in organic chemistry from the University of California, Berkeley, and an M.D. from the Medical College of Georgia. Dr. Scannon is also a member of XOMA's Scientific Advisory Board.

     Mr. Andress has been a director since November 1995 and is a former Chairman of the Pharmaceuticals Group, Beecham Group, plc and Chairman, Healthcare Products and Services of SmithKline Beecham, plc and the former President and Chief Operating Officer of Sterling Drug, Inc. Since November 1, 1996, he has served as Chairman and CEO of Warner Chilcott, plc, a specialty pharmaceuticals company. From 1989 to 1995, he served as CEO and director of Information Resources, Inc., a decision support software and consumer packaged goods research company and currently serves as a director. Mr. Andress is also a director of The Liposome Company, Inc., a biotechnology company. He also serves as a director of Sepracor, Inc., a separations technology company, O.P.T.I.O.N. Care, Inc., a home health care company, and Allstate Insurance Company.

     Mr. Bowes has been a director since February 1986 and has been a General Partner of U.S. Venture Partners since 1981. Mr. Bowes is also a director of Amgen Inc., Applied Micro-Circuits Corporation, Lynx Therapeutics, Inc. and one private company.

     Dr. Kornberg has been a director since April 1991 and is a member of XOMA's Scientific Advisory Board. He is a distinguished author and researcher who was chairman and founder of the Department of Biochemistry at the Stanford University School of Medicine. Dr. Kornberg received the Nobel Prize in 1959 for his discovery of the enzymatic synthesis of DNA. His present research is on the genetics, biochemistry, physiology and clinical relevance of inorganic polyphosphate. He is the author of "DNA Replication," one of the basic textbooks of biochemistry. Dr. Kornberg was a founder and is a member of the Boards of Scientific Advisors of DNAX, now a wholly owned subsidiary of Schering-Plough Corporation, and Regeneron Pharmaceuticals, Inc., a biotechnology company focused on neurobiology, and is a member of the Board of Scientific Advisors of Maxygen, Inc., a biotechnology company focused on molecular evolution technology.

     Mr. Mendell has been a director of the Company since 1984. From April 1992 to March 1993, he was Chairman of the Board. Mr. Mendell was also Chief Executive Officer of the Company from 1986 until April 1992. From April 1993 to February 1998, Mr. Mendell was President and Chief Executive Officer of Selective Genetics, Inc. (formerly Prizm Pharmaceuticals, Inc.), a private company engaged in the development of gene therapy products for tissue regeneration and repair. From February 1998 to June 1999, he was Chairman and President of Selective Genetics, Inc. Mr. Mendell is currently President and Chief Executive Officer of LMA North America Inc., a leading medical device company focused on the marketing and sale of products for airway management and anesthesia. Mr. Mendell is also a director of Ciblex Cor-poration and from November 1997 to December 1998, he served as President and Chief Executive Officer of that company. Ciblex is a private company engaged in the development of small molecules to block the release of disease-causing proteins. Mr. Mendell is also a director of StressGen Biotechnologies Corp., a biopharmaceutical company engaged in the development of pharmaceutical products for treatment of cancer and the prevention of infectious disease, and Wells Publishing Corporation.

     Mr. Van Ness has been a director since October 1981. He is Chairman of Hidden Hill Advisors, a venture capital consulting firm. From April 1996 through October 1999, he was a Managing Director of CIBC Capital Partners, an international merchant banking organization. From 1986 through March 31, 1996, Mr. Van Ness was a General Partner of Olympic Venture Partners II and Rainier Venture Partners, venture capital funds, and from 1977 until 1985, he was a General Partner of the venture capital group at Hambrecht & Quist, the manager of several venture capital funds.

                                  BOARD MATTERS

Board Meetings and Committees

     During the fiscal year ended December 31, 1999, the Board of Directors held eight meetings. Each Board member attended at least 75% of the aggregate number of meetings of the Board and the committees of the Board on which he served that were held during the last fiscal year.

     The Board of Directors has standing audit, compensation and nominating committees. The nominating committee performs the functions of director evaluation and selection. The committee currently consists of Messrs. Bowes, Castello and Van Ness. The committee will not accept unsolicited director nominations by shareholders. The committee held no meetings during 1999.

     The audit committee is primarily responsible for approving the services performed by the Company's independent auditors and reviewing the Company's accounting practices and system of internal accounting controls. This committee, currently consisting of Mr. Mendell and Mr. Andress, held two meetings during 1999.

     The compensation committee is responsible for recommending and reviewing the compensation, including options and perquisites, of the Company's officers and other employees. This committee, currently consisting of Messrs. Bowes and Van Ness, held one meeting during 1999.

Board Compensation and Related Matters

     Each non-employee director receives a quarterly retainer of $1,000, $1,000 for each meeting of the Board of Directors attended and $500 for each committee meeting attended in person on a date other than on the date of a meeting of the Board of Directors. Additionally, each non-employee director is granted options to purchase 15,000

Common Shares pursuant to the 1992 Directors Share Option Plan (the "Directors Plan") upon initial election to the Board of Directors and is annually granted 7,500 Common Shares pursuant to the Directors Plan upon reelection to the Board of Directors, each at an exercise price per share equal to the closing market price of the Common Shares on the date of grant, which for 1999 was $4.25.

     Directors who are employees of the Company are neither paid any fees or other remuneration nor awarded options or Common Shares of the Company for services as members of the Board of Directors or its committees.

                  ITEM 2 - RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors, on the recommendation of its audit committee, has selected Ernst & Young LLP ("Ernst & Young") to serve as the Company's independent auditors for 2000. Ernst & Young has been acting as the Company's independent auditors since fiscal year 1998.

     From fiscal 1983 through fiscal 1997, Arthur Andersen LLP ("Arthur Andersen") acted as the Company's independent auditors. Arthur Andersen was dismissed on March 19, 1998. The decision to change auditors was approved by the audit committee of the Board of Directors. The reports of Arthur Andersen on the financial statements of the Company for the two most recent fiscal years preceding such dismissal did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years preceding such dismissal, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports; nor has Arthur Andersen ever presented a written report, or otherwise communicated in writing to the Company or the Board of Directors or the audit committee thereof the existence of any "disagreement" or "reportable event" within the meaning of Item 304 of Regulation S-K. The Company has authorized Arthur Andersen to respond fully to the inquiries of Ernst & Young. The letter from Arthur Andersen addressed to the Securities and Exchange Commission (the "SEC"), as required by Item 304(a)(3) of Regulation S-K, to the effect that it agrees with the Company's disclosure regarding its dismissal, has been filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended.

     The ratification of the appointment of Ernst & Young and the authorization of the Board to agree to Ernst & Young's fee are being submitted to the shareholders at the annual meeting. If such appointment is not ratified, the Board of Directors will consider the appointment of other auditors. The Board of Directors recommends a vote "FOR" the ratification of the appointment of Ernst & Young as the Company's independent auditors for the 2000 fiscal year and the authorization of the Board to agree to Ernst & Young's fee.

     A representative of Ernst & Young is expected to be present at the meeting with an opportunity, if desired, to make a statement and to respond to your questions.

                ITEM 3 - RECEIPT OF AUDITED FINANCIAL STATEMENTS

     In accordance with Bermuda company law and practice, the Company's audited financial statements for fiscal year 1999 will be laid before the annual meeting. No shareholder action is required in connection therewith.

              ITEM 4 - APPROVAL OF CHANGES TO THE COMPANY'S CONDUCT

Background and Reasons for the Proposed Changes

     When the Company changed its legal domicile from Delaware to Bermuda effective December 31, 1998, it did so with the express intention of limiting any changes in the rights and privileges of its shareholders to those changes which were the result of differences between the laws of Delaware and Bermuda. Since the change in legal domicile became effective, the Company has become aware of two provisions in its bye-laws which, although worded identically to the corresponding provisions of its certificate of incorporation when it was a U.S. company, are subject to different interpretation under Bermuda law and therefore have a different effect than intended. In addition, the Bermuda Companies Act has recently been amended to permit companies to include in their bye-laws provisions regarding a maximum number of directors that are closer to the provisions in effect immediately prior to the Company's change of legal domicile.

     The amendments to the Company's bye-laws and the express authorization of the Board to fill unfilled seats are being proposed in order to make the provisions of the Company's bye-laws more consistent with the practices followed when the Company was a U.S. corporation with respect to (a) when during a shareholders meeting a quorum is to be established, (b) the manner of tabulating votes on matters requiring approval of a simple majority, (c) the Company's ability to postpone or cancel general meetings of shareholders, and (d) the Board's ability to set a maximum on its own size and fill seats up to that maximum.

     In addition, under the laws of Bermuda, the Company is required to record its "share premium account," which is the aggregate amount of funds raised through the sale of equity since the Company's inception minus the aggregate par value of its issued shares and as of February 23, 2000 had a balance of approximately $462 million. As a result of certain Bermuda law restrictions not applicable to U.S. companies, the size of this account limits the Company's ability in certain circumstances to offer certain customary, incidental terms and provisions to potential investors which are typically included in financings by companies such as the Company. Balances in the share premium account can be reduced by resolution of the Board of Directors, approved by the shareholders, transferring amounts to the Company's contributed surplus. On February 23, 2000, the Board of Directors unanimously approved the reduction of the Company's common share premium account to $0, with the amount of such reduction to be transferred to the Company's contributed surplus.

Description and Effects of Adoption
of the Proposed Changes

     The shareholders are being asked to approve amendments to the Company's bye-laws which would (1) require that a quorum be established only at the commencement of a shareholders meeting as was the case when the Company was a U.S. company, rather than prior to each proposal to be acted on; (2) permit tabulation of votes on proposals requiring approval by a simple majority based on "votes cast," rather than based on the number of shares "entitled to vote" at the meeting or on the proposal, so that broker non-votes can be treated as they were when the Company was a U.S. company; (3) permit the Company to postpone or cancel a general meeting of the Company's shareholders, as it could have under Delaware law, and (4) permit the Board of Directors to determine a maximum number of directors and fill unfilled seats up to that maximum, as it could when the Company was a U.S. company. The precise wording of each of these changes can be found in Annex I attached to this proxy statement. The shareholders are also being asked to authorize the Board to fill unfilled seats from time to time.

     Under Delaware law, a quorum need only be established at the beginning of a meeting; that is, a stockholder who is counted in reaching a quorum cannot defeat the quorum, once established, by leaving the meeting. Under Bermuda law, a quorum is required during each proposal, unless a company's bye-laws expressly provide otherwise. The effect of the proposed amendment would be to so provide.

     Similarly, before it changed its legal domicile, the Company, applying relevant case law, did not count broker non-votes as votes against a particular proposal under consideration because they were not "entitled to vote" (the phrase from the Company's previous certificate of incorporation) on the proposal; the Company accordingly excluded non-votes from its vote tabulations where a simple majority was required and routinely disclosed this manner of tabulation. Bermuda case law does not address this issue. The effect of the proposed amendment would be to allow the Company to tabulate votes based on "votes cast."

     In Delaware, the authority to postpone or cancel a stockholders meeting is deemed to lie with the entity or persons having the authority to call the meeting. In the Company's case, this was the Board of Directors and, in the case of special meetings, the Chief Executive Officer. In Bermuda, this implicit authority is not recognized but must instead be stated in the bye-laws, and the proposed amendment does just that.

     When it was a U.S. corporation, the Company's Board of Directors could change its size by amendment to the Company's by-laws, which did not require stockholder approval. When the Company changed its legal domicile to Bermuda, the terms of the Company's previous certificate of incorporation and by-laws were combined (with some modifications) into its Bermuda bye-laws, the amendment of which requires shareholder approval. In addition, Bermuda law generally provides that the size of the Board is to be established by the shareholders. Recently, the Bermuda Companies Act was amended to permit a company's bye-laws to provide that the Board can establish a maximum number of directors from time to time and fill unfilled seats up to that maximum, in a manner similar to the provisions in effect when the Company was a U.S. corporation. The effect of the proposed amendment and the related authorization of the Board to exercise this power would be to implement this change in the Bermuda statute.

     The shareholders are also being asked to adopt the following resolution:

     RESOLVED, that the share premium account of the Company in respect of premium which has arisen from the issuance of Common Shares be reduced to $0, with the amount of such reduction to be transferred to the contributed surplus of the Company.

If the proposed resolution is approved by the shareholders, the Company's share premium account will be reduced on the Company's accounts under Bermuda law and in the Company's annual filing with the Bermuda Registrar of Companies by transferring the relevant amount to the Company's contributed surplus. This reduction would have no effect on the rights and privileges of current or future holders of the Company's Common Shares as such and in no way reflects any change in the Company's or any other party's estimation of the Company's value. Furthermore, this reduction would have no impact on the Company's reported financial statements under either U.S. generally accepted accounting principles or the rules and regulations of the SEC.

     The effect of each of these changes is to make the manner in which the Company conducts itself more consistent with its conduct before the Company's change in legal domicile.

Vote Required

     The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote is required for the approval of the amendments to the Company's bye-laws, the authorization of the Board to fill unfilled seats and the approval of the reduction of the Company's share premium account.

     The Board of Directors unanimously recommends a vote "FOR" adoption of the proposed changes.

                              CERTAIN TRANSACTIONS

     Pursuant to his employment agreement, in 1993 the Company made a loan to Dr. Scannon, its Chief Scientific and Medical Officer and a Director, in the initial amount of $290,000. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements." As of April 3, 2000, $192,548.09 of principal and interest on the loan remained outstanding and $207,141 in principal and interest payments have been received by the Company.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and changes in ownership with the SEC and the Nasdaq National Market. Such executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of the forms furnished to the Company and written representations from the Company's executive officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports with respect to 1999 on a timely basis.

                                  OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at this annual meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement. If other matters should properly come before the meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to promptly execute and return the accompanying proxy in the postage prepaid envelope which has been enclosed for your convenience or vote by telephone or through the Internet.

                              SHAREHOLDER PROPOSALS

     A shareholder who intends to present a proposal at the 2001 meeting of shareholders must submit such proposal by November 30, 2000, to the Company for inclusion in the Company's 2001 proxy statement and proxy card relating to such meeting. The proposal must be mailed to the Company's principal office, at 2910 Seventh Street, Berkeley, California 94710, Attention: Secretary.

                                          By Order of the Board of Directors,



                                          Christopher J. Margolin
                                          Secretary


April 24, 2000
Berkeley, California

                                                                         Annex I
                                                                         -------


Text of the first sentence of Article II, Section 8 of existing bye-laws:

     "The holders of a majority of the shares issued and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business (including the approval of an amalgamation) except as otherwise provided by the Act."

Text of the first sentence of Article II, Section 8 as proposed to be amended:

     "The holders of a majority of the shares issued and entitled to vote thereat, present in person or represented by proxy at the commencement of the meeting, shall constitute a quorum at all meetings of the shareholders for the transaction of all business (including the approval of an amalgamation) except as otherwise required by the Act."

Text of Article II, Section 9 of existing bye-laws:

     "When a quorum is present at any meeting, the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote thereat shall decide any question brought before such meeting (including an amalgamation not covered by Section 10 hereof), unless the question is one upon which by express provision of the Act or these Bye-laws a different vote is required, in which case such express provision shall govern and control the decision of such question."

Text of Article II, Section 9 as proposed to be amended:

     "When a quorum is present at any meeting, any question brought before such meeting (including an amalgamation not covered by Section 10 hereof) shall be decided by a majority of the votes cast, unless the question is one upon which by express provision of the Act or these Bye-laws a different vote is required, in which case such express provision shall govern and control the decision of such question."

Text of new Article II, Section 15 of bye-laws as proposed to be added:

     "Section 15. The Board of Directors or, in the case of a special general meeting, the Chief Executive Officer may, or the Secretary on instruction from either (i) the Board of Directors or (ii) in the case of a special general meeting, the Chief Executive Officer shall, postpone or cancel any general meeting called in accordance with provisions of the Bye-laws provided that notice of postponement or cancellation is given to the shareholders entitled to vote at such meeting before the time of such meeting. New notice of the date, time and place for a postponed meeting shall be given to the shareholders entitled to vote at such meeting in accordance with the provisions of these Bye-laws."

Text of the first sentence of Article III, Section 1 of existing bye-laws:

     "The Board of Directors shall consist of not less than two directors or such number in excess thereof as the shareholders may from time to time determine."

Text of the first sentence (and a new second sentence) of Article III, Section 1 as proposed to be amended:

     "The Board of Directors shall consist of not less than two directors or such number in excess thereof as the shareholders may from time to time determine. The Board of Directors may from time to time determine a maximum number of directors."


Text of the first sentence of Article III, Section 2 of existing bye-laws:

     "Vacancies and (with the authorization of the shareholders in general meeting) newly created directorships resulting from any increase in the authorized number of directors may be filled by the Board of Directors, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner removed."

Text of the first sentence of Article III, Section 2 as proposed to be amended:

     "Vacancies and newly created directorships resulting from any increase in the maximum number of directors may be filled by the Board of Directors, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner removed."

                        [FORM OF PROXY CARD/INSTRUCTIONS]

                                    XOMA LTD.
                               2910 Seventh Street
                               Berkeley, CA 94710

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints JOHN L. CASTELLO and PATRICK J. SCANNON, and each of them, with full power of substitution, as the proxy or proxies of the undersigned to vote all Common Shares of XOMA Ltd. which the undersigned is entitled to vote at the annual meeting of shareholders of XOMA Ltd. to be held at The Claremont Hotel, Ashby and Domingo Avenues, Berkeley, California 94623 on May 31, 2000, at 9:00 a.m. local time, and at any adjournment or postponement thereof, with all powers that the undersigned would have if personally present thereat:


1. Election of Directors

   01  James G. Andress        02  William K. Bowes, Jr.  03  John L. Castello
   04  Arthur Kornberg, M.D.   05  Steven C. Mendell      06  Patrick J. Scannon, M.D., Ph.D.
   07  W. Denman Van Ness

     _                                               _
    |_| FOR all nominees                            |_|  WITHHOLD AUTHORITY to
        (except as marked to the contrary below)         vote for all nominees

                 (The Board of Directors recommends a vote FOR.)

     This proxy will be voted in the election of directors in the manner described in the proxy statement for the 2000 annual meeting of shareholders. (INSTRUCTION: To withhold authority to vote for one or more individual nominees, write such name or names in the space provided below.)

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2.  Proposal to ratify the appointment of Ernst & Young LLP to act as the
    Company's independent auditors for the 2000 fiscal year and authorize the Board to agree to such auditors' fee.

                 (The Board of Directors recommends a vote FOR.)
           _                             _                              _
    FOR   |_|                 AGAINST   |_|                ABSTAIN     |_|

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3.  Proposal to approve changes to the manner in which the Company conducts itself in order to make such conduct more consistent with its conduct when the Company was a U.S. corporation by:

    a. amending the Company's Bye-laws with respect to (i) when during a shareholders meeting a quorum is to be established, (ii) the manner of tabulating votes on matters requiring approval of a simple majority,
       (iii) the Company's ability to postpone or cancel general meetings of shareholders and (iv) the Board's ability to set a maximum on its own size and fill seats up to that maximum;

    b. authorizing the Board to fill unfilled seats from time to time; and

    c. reducing the Company's share premium account under Bermuda law.

                 (The Board of Directors recommends a vote FOR.)
                     _                            _                    _
    FOR all changes |_|     AGAINST all changes  |_|        ABSTAIN   |_|

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment or postponement thereof.

         (Continued, and to be marked, dated and signed, on other side)

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                              FOLD AND DETACH HERE




                        YOU CAN VOTE IN ONE OF TWO WAYS:

1. Call TOLL FREE 1-800-840-1208 on a touch tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                           (Continued from other side)

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 through 3.

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  *** IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW ***
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                                  Dated: _________________________________, 2000



                                  ----------------------------------------------
                                  Signature of Shareholder



                                  ----------------------------------------------
                                  Signature if held jointly

                                  Please sign exactly as name appears above.
                                  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person.

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

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                              FOLD AND DETACH HERE

                                VOTE BY TELEPHONE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and return your proxy card.

You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.

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OPTION 1: To vote as the Board of Directors recommends on ALL proposals: Press 1
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       Your vote will be confirmed and cast as you directed. END OF CALL.

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OPTION 2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:
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Proposal 1:    To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.

               To withhold FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

Proposal 2:    To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

Proposal 3:    To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

The instructions are the same for all remaining proposals.

       Your vote will be confirmed as cast as you directed. END OF CALL.

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   If you vote by telephone, there is no need for you to mail back your proxy.
                              THANK YOU FOR VOTING.
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                                                  -----------------------------
     Call TOLL FREE on a touch tone telephone     |                            |
         1-800-840-1208 24 hours/day              |                            |
     There is NO CHARGE to you for this call      |                            |
                                                  ------------------------------
                                                          CONTROL NUMBER